Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: October 23, 2006	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED

REPORTS FIRST QUARTER EARNINGS;

BOOKINGS SET NEW RECORD

PITTSBURGH, PA., October 23, 2006 — II-VI Incorporated (NASDAQ NGS: IIVI) today reported results for its first quarter ended September 30, 2006. Revenues for the quarter increased 12% to $60,797,000 from $54,391,000 in the first quarter of last fiscal year. Net earnings for the quarter were $7,498,000 or $0.25 per share-diluted. These results compare with net earnings of $6,749,000 or $0.23 per share-diluted in the first quarter of last fiscal year.

Bookings for the quarter increased 8% to a record $64,297,000 compared to $59,317,000 in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Francis J. Kramer, president and chief operating officer said, “We are pleased to report record bookings despite the normal seasonality of European business during our first fiscal quarter. Our businesses met the markets’ added demands and produced a 12% increase in total revenues compared to the same quarter one year ago. Segment earnings in the infrared optics business were comparable with the year-ago quarter and carried with it higher levels of stock option and performance share expense, while the combined profit from our other business units increased nearly $1.4 million from the previous period.”

In addition to reporting its financial results for the quarter the Company announced that, effective today, it has replaced its existing credit facility. The new credit facility is a $60.0 million unsecured line of credit which, under certain conditions, may be expanded to $100.0 million. The new credit facility has a five-year life and has interest rates ranging from LIBOR plus 0.50% to LIBOR plus 1.25%, an improvement from the prior facility. The new credit facility also contains fewer restrictions on its use for acquisitions and repurchases of Company stock than the prior facility. The new credit facility is agented by PNC Bank.

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II-VI Incorporated

October 23, 2006

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended September 30,
	2006	2005	% Increase (Decrease)
Bookings:
Infrared Optics	$32,799	$26,553	24%
Near-Infrared Optics	7,461	6,583	13%
Military Infrared Optics	7,019	8,232	(15)%
Compound Semiconductor Group	17,018	17,949	(5)%

Total Bookings	$64,297	$59,317	8%

Revenues:
Infrared Optics	$32,158	$28,897	11%
Near-Infrared Optics	10,512	8,698	21%
Military Infrared Optics	6,187	6,179	0%
Compound Semiconductor Group	11,940	10,617	12%

Total Revenues	$60,797	$54,391	12%

Segment Earnings (Loss):
Infrared Optics	$8,803	$8,731	1%
Near-Infrared Optics	1,199	833	44%
Military Infrared Optics	241	(524)	N/A
Compound Semiconductor Group	(147)	(362)	(59)%

Total Segment Earnings	$10,096	$8,678	16%

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II-VI Incorporated

October 23, 2006

Outlook

For the second fiscal quarter ending December 31, 2006, the Company currently forecasts revenues to range from $63 million to $65 million and earnings per share to range from $0.26 to $0.29. Results for the quarter ended December 31, 2005 were revenues of $53.8 million and earnings per share of $0.17. For the fiscal year ending June 30, 2007, the Company expects revenues to range from $261 million to $266 million and earnings per share to range from $1.10 to $1.18.

Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, October 24, 2006 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=36056. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for two weeks following the call.

About II-VI Incorporated

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results,

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II-VI Incorporated

October 23, 2006

performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the Company’s ability to successfully continue to integrate Marlow’s operations into the Company’s organization and to realize synergies in material growth and utilization of our worldwide manufacturing and distribution networks; (ii) the failure of any one or more of the assumptions stated above to prove to be correct; (iii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006; (iv) purchasing patterns from customers and end-users; (v) timely release of new products, and acceptance of such new products by the market; (vi) the introduction of new products by competitors and other competitive responses; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended September 30,
	2006	2005
Revenues

Net sales	$58,179	$52,206
Contract research and development	2,618	2,185

Total Revenues	60,797	54,391

Costs, Expenses, Other (Income) Expense

Cost of goods sold	$34,051	$30,788
Contract research and development	1,987	1,515
Internal research and development	1,301	1,911
Selling, general and administrative	13,362	11,499
Interest expense	374	405
Other (income) expense, net	(508)	(1,297)

Total Costs, Expenses, Other (Income) Expense	50,567	44,821

Earnings Before Income Taxes	10,230	9,570

Income Taxes	2,732	2,821

Net Earnings	$7,498	$6,749

Diluted Earnings Per Share	$0.25	$0.23

Average Shares Outstanding – Diluted	29,888	29,926

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(000)

	September 30, 2006	June 30, 2006
Assets

Current Assets
Cash and cash equivalents	$25,793	$26,885
Accounts receivable, net	41,896	42,122
Inventories	50,501	48,454
Deferred income taxes	7,859	7,561
Other current assets	3,207	2,611

Total Current Assets	129,256	127,633
Property, Plant & Equipment, net	77,515	77,713
Goodwill	23,279	23,293
Other Intangible Assets, net	14,614	14,968
Investment	2,549	2,437
Other Assets	4,458	4,252

Total Assets	$251,671	$250,296

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$11,142	$9,540
Current portion of long-term debt	7,553	7,553
Other current liabilities	23,903	27,942

Total Current Liabilities	42,598	45,035
Long-Term Debt—less current portion	19,652	23,614
Other Liabilities, primarily deferred income taxes	9,092	11,056
Shareholders’ Equity	180,329	170,591

Total Liabilities and Shareholders’ Equity	$251,671	$250,296

II-VI Incorporated and Subsidiaries

Other Selected Financial Information (Unaudited)

($000 except per share data)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information

	Three Months Ended September 30,
	2006	2005
EBITDA	$14,681	$13,676

Cash paid for capital expenditures	$3,064	$5,427
Net payments on indebtedness	$3,888	$1,413
Incentive stock option and performance share compensation expense, pre-tax	$743	$669
Cash paid for shares repurchased through the Company’s stock repurchase program	$502	$—
Shares repurchased through the Company’s stock repurchase program	19,500	—

Reconciliation of Segment Earnings and EBITDA to Earnings Before Income Taxes

	Three Months Ended September 30,
	2006	2005
Total Segment Earnings	$10,096	$8,678
Interest expense	374	405
Other (income), net	(508)	(1,297)
Earnings before income taxes	$10,230	$9,570
EBITDA	$14,681	$13,676
Interest expense	374	405
Depreciation and amortization	4,077	3,701
Earnings before income taxes	$10,230	$9,570

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